               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                     THE ORIGINAL GREAT AMERICAN CHOCOLATE
                           CHIP COOKIE COMPANY, INC.

               (Pursuant to Sections 242 and 245 of the General
                   Corporation Law of the State of Delaware)

          THE ORIGINAL GREAT AMERICAN CHOCOLATE CHIP COOKIE COMPANY, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on June 10, 1977.

          2. This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of this corporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, and was duly approved at a meeting of the majority stockholders of the Corporation pursuant to Section 228 (d) of the General Corporation Law of the State of Delaware, with those stockholders requiring written notice of a meeting having received and acknowledged such notice.

          3. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I
                                   ---------

     The name of the corporation is GREAT AMERICAN COOKIE COMPANY, INC.

                                   ARTICLE II
                                   ----------

          The address of the registered office of the corporation is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE III
                                  -----------

          The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE I-V
                                  -----------

          The total number of shares of stock which the corporation shall have authority to issue is Two Thousand (2,000) shares, all of which shares shall be Common Stock, no par value.

                                   ARTICLE V
                                   ---------

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors- of the corporation is expressly authorized to adopt, alter or repeal its By-Laws.

                                   ARTICLE VI
                                   ----------

          A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for injury resulting from a breach of his fiduciary duty as a director, except for liability (i) for injury resulting from a breach of his duty of loyalty to the corporation and its stockholders, (ii) for injury resulting from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for injury resulting from any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law hereafter is amended so as to authorize the further elimination or limitation of the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, then the liability of a director of the corporation for monetary damages, in addition to the limitation on personal liability provided in the preceding sentence, shall automatically, by virtue hereof and without any further action on the part of the corporation or its stock holders, be further limited so as to be limited to the fullest extent permitted by the Delaware General Corporation Law. Any repeal or modification of this Section by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation-with regard to actions taken or omitted before such repeal or modification.

                                  ARTICLE VII
                                  -----------

          The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, in accordance with and to the full extent permitted by statute. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific cast upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under this Certificate of Incorporation or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed on behalf of this corporation this 10th day of December, 1993.

                                             THE ORIGINAL GREAT AMERICAN
                                             CHOCOLATE CHIP COOKIE COMPANY, INC.



                                         By:    /s/ Adam E. Max
                                                ---------------------------
                                                Adam E. Max, Vice President



                                         Attest:

                                         /s/ Herbert B. Max
                                         ------------------
                                         Herbert B. Max
                                         Assistant Secretary


                                         THE ORIGINAL GREAT AMERICAN
                                         CHOCOLATE CHIP COMPANY COOKIE
                                         COMPANY, INC.
                                         By:    /s/ Arthur S. Karp
                                                ------------------------
                                                Chairman of the Board of
                                                Directors or President

                                        Attest: /s/ Michael J. Coles
                                                ----------------------
                                                Secretary or Assistant
                                                Secretary



                                        Board of Directors of
                                        Pennsylvania Cookies, Inc.

                                        /s/ Arthur S. Karp
                                        ------------------
                                        Arthur S. Karp

                                        /s/ Michael J. Coles
                                        --------------------
                                        Michael J. Coles

                                        Shareholder of Pennsylvania
                                        Cookies, Inc.

                                        The Original Great American
                                        Chocolate Chip Cookie Company, Inc.

                                        By:  /s/ Arthur S. Karp
                                             -----------------------------
                                             Arthur S. Karp, President; or
                                             Michael J. Coles, Vice
                                             President



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